Exhibit 99.1

IMAX CORPORATION REPORTS FIRST QUARTER 2025 RESULTS

•Global entertainment platform delivers strong start to 2025 including Q1 Revenues of $87 million (+10% YoY), Net Income of $8 million (+52% YoY) at a 9% margin and Total Adjusted EBITDA(1) of $37 million (+15% YoY) at a 43% margin.

•Demand for The IMAX Experience® is accelerating with significant systems growth in Q1 driven by system signings of 95 (+87 systems YoY) and system installations of 21 (+40% YoY).

•IMAX sets Q1 box office record of $298 million(2) (+12% YoY) propelled by the diversity of its global content slate highlighted by “Ne Zha 2,” the highest grossing IMAX release of all time in China.

•IMAX captures 20% of strong Domestic opening for “Sinners” to kick-off eight consecutive Filmed For IMAX® releases this summer including “Thunderbolts,” “Mission: Impossible – The Final Reckoning,” “How to Train Your Dragon,” “F1,” and “The Fantastic Four.”

NEW YORK, NY — April 23, 2025 — IMAX Corporation (NYSE: IMAX) today reported strong financial results for the first quarter of 2025, demonstrating the value of its unique global entertainment platform and broad content portfolio.

“IMAX is off to an excellent start in 2025 — the fundamentals of our business have never been stronger, with record global box office and strong system sales and installations growth in the First Quarter,” said Rich Gelfond, CEO of IMAX. “With a remarkable global slate scheduled over the next several years and surging demand among exhibitors, we believe we are entering a new era of growth for the Company.”

“Our results for the First Quarter demonstrate growth across key strategic areas of our business — including local language and alternative content, and system sales and installations — and underscore the strength of our diversified content portfolio, with a record-breaking Chinese New Year and strong alternative content lineup more than offsetting a slow start to the Hollywood slate.”

“As we look ahead, IMAX is uniquely positioned to benefit from a confluence of positive trends in global content — the highly promising Hollywood slate and the rapid rise in big budget, high production value local language blockbusters.”

“As a result of our strong content portfolio and continued consumer demand, exhibitors worldwide are investing in The IMAX Experience. IMAX invented premium cinema, we have been the global leader of premium cinema for decades, and exhibitors are increasingly turning to IMAX as the future of cinema as well.”

_______________
(1)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)Q1 2025 IMAX box office was $281 million excluding booking fees

First Quarter Financial Highlights

	Three Months Ended March 31, (Unaudited)
In millions of U.S. Dollars, except per share data	2025	2024	YoY Change
Total Revenue	$86.7	$79.1	10%

Gross Margin	$53.2	$46.9	13%
Gross Margin (%)	61.4%	59.3%	2.1	bps

Net Income	$8.2	$5.4	52%
Net Income Margin (%)	9.4%	6.9%	2.5	bps

Net Income Attributable to Common Shareholders	$2.3	$3.3	(30%)
Diluted Net Income Per Share(1)	$0.04	$0.06	(33%)

Total Adjusted EBITDA(2)(3)	$37.0	$32.1	15%
Total Adjusted EBITDA Margin (%)(2)(3)	42.7%	40.5%	2.2	bps

Adjusted Net Income(1)(2)	$7.2	$7.9	(9%)
Adjusted Earnings Per Share - Diluted(1)(2)	$0.13	$0.15	(13%)

Weighted average shares outstanding (in millions):
Basic	53.1	52.5	1%
Diluted	55.0	53.4	3%
(1)Attributable to common shareholders.
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(3)Total Adjusted EBITDA is before adjustments for non-controlling interests. Total Adjusted EBITDA per Credit Facility attributable to common shareholders, excluding non-controlling interests, was $28.0 million for the three months ended March 31, 2025 (2024 - $28.1 million). The Company’s Credit Facility covenant is calculated on a trailing twelve-month basis.

First Quarter Segment Results(1)

	Content Solutions			Technology Products and Services
	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
1Q25	$34.2	$23.6	69%	$50.6	$29.1	57%
1Q24	34.0	22.1	65%	43.2	23.6	55%
% change	1%	7%		17%	23%
(1)Please refer to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 for additional segment information.

Content Solutions Segment

•First quarter Content Solutions revenues and gross margin increased 1% year-over-year to $34 million and increased 7% year-over-year to $24 million, respectively, driven by higher box office, and highlighted by the record Chinese New Year performance.

•Record first quarter global box office of $298 million increased 12% year-over-year. Top grossing first quarter titles included Ne Zha 2 ($161 million), Captain America: Brave New World ($27 million), Mickey 17 ($11 million) and Interstellar re-release ($10 million).

Technology Products and Services Segment

•First quarter Technology Products and Services revenues and gross margin increased 17% to $51 million and 23% to $29 million year-over-year, respectively, driven by higher box office related rental revenues and a higher level of sales type system installations year-over-year.

•During the first quarter of 2025, the Company installed 21 systems compared to 15 systems in the first quarter of 2024. Of the 2025 installs, 13 systems were under sales arrangements, compared to 5 in the prior year.

•Commercial network growth continued with the number of IMAX locations reaching 1,738 systems as of March 31, 2025. The Company ended Q1 2025 with a backlog of 516 IMAX systems.

Operating Cash Flow and Liquidity

Net cash provided by operating activities was $7 million for the first quarter of 2025 compared to net cash used of $11 million in the prior year period.

As of March 31, 2025, the Company’s available liquidity was $401 million. The Company’s liquidity included cash and cash equivalents of $97 million, $250 million in available borrowing capacity under the Company’s credit facility, and $54 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $282 million as of March 31, 2025.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company’s common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the first quarter of 2025 were 53.1 million and 55.0 million, respectively, compared to 52.5 million and 53.4 million in the first quarter of 2024.

The Company is authorized under its share-repurchase program, expiring June 30, 2026 to repurchase up to $400 million of its common shares, of which approximately $151 million remained available as of March 31, 2025.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a monthly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates within five business days of month-end, although the Company may change this timing without notice.

The Company may post additional information on the Company’s corporate and Investor Relations websites which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, United States Securities and Exchange Commission (the “SEC”) or in Canada, the System for Electronic Data Analysis and Retrieval (“SEDAR+”); filings and public conference calls and webcasts, for additional information about the Company. References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules or The New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our websites by reference into this release.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its first quarter 2025 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register at: https://register.vevent.com/register/BI5416215ae6134b378b06870a2fb47726 and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2025, there were 1,810 IMAX systems (1,738 commercial multiplexes, 11 commercial destinations, 61 institutional) operating in 89 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970”.

IMAX®, IMAX 3D®, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX Live®, IMAX Enhanced® and IMAX StreamSmartTM are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You can also connect with IMAX on Instagram (www.instagram.com/company/imax), Facebook (www.facebook.com/imax), LinkedIn (www.linkedin.com/company/imax), X (www.twitter.com/imax), and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, statements regarding business and technology strategies and measures to implement strategies, statements about the Company’s belief and expectations, competitive strengths, goals, market opportunity and penetration, including opportunities in and expected growth from international markets, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), the Company’s technological capabilities and the differentiation thereof, brand equity and brand awareness and the benefits thereof, industry prospects and consumer behavior, future industry developments, including expected releases and the timing and effects thereof, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States, Canada, and China, including with respect to escalating and uncertain tariffs and other trade regulations, as well as economic and trade tensions, trade wars, and geopolitical conflicts and the effects thereof; risks related to the Company’s growth and operations in China; industry conditions in China affecting both the Company and its partners; risks related to the failure of the Company’s exhibitors being able to fulfill their contractual payment obligations; risks related to the Company’s failure to attract and retain its employee population; the performance of IMAX remastered films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to the Company’s inability to enter into new sales and lease agreements adversely affecting revenue; risks related to the Company’s operating results and cash flow increasing the volatility of the Company’s share price; risks related to currency fluctuations and foreign exchange controls; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cybersecurity and data privacy; risks related to the Company’s inability to protect its intellectual property and to avoid infringing, misappropriating, or violating the intellectual property rights of others; risks associated with the Company’s use of artificial intelligence (“AI”) and exploration of additional use cases of AI; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to sustained inflationary pressure; risks related to political, economic and social instability; the failure to convert system backlog into revenue and cash flows; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company’s periodic filings with the SEC or in Canada, SEDAR+; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K, as supplemented by those discussed in the Company’s Quarterly Report on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMAX Network and Backlog

	Three Months Ended
	March 31,
	2025	2024
System Signings(1):
Sales Arrangements	19	5
Traditional JRSA	76	3
Total IMAX System Signings	95	8

(1) System signings include new signings of 37 in Q1 2025 and 8 in Q1 2024..

	Three Months Ended
	March 31,
	2025	2024
System Installations(1):
Sales Arrangements	13	5
Hybrid JRSA	—	1
Traditional JRSA	8	9
Total IMAX System Installations	21	15

(1) System installations include new systems installations of 14 in Q1 2025 and 12 in Q1 2024.

	As of March 31,
	2025	2024
System Backlog:
Sales Arrangements	170	164
Hybrid JRSA	94	101
Traditional JRSA	252	177
Total System Backlog	516	442

	As of March 31,
	2025	2024
System Network:
Commercial Multiplex Systems
Sales Arrangements	845	768
Hybrid JRSA	121	138
Traditional JRSA	772	791
Total Commercial Multiplex Systems	1,738	1,697
Commercial Destination Systems	11	12
Institutional Systems	61	63
Total System Network	1,810	1,772

IMAX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended March 31,
	(Unaudited)
	2025	2024
Revenues
Technology sales	$13,524	$7,904
Image enhancement and maintenance services	50,753	50,348
Technology rentals	19,311	18,601
Finance income	3,079	2,270
	86,667	79,123
Costs and expenses applicable to revenues
Technology sales	7,223	4,767
Image enhancement and maintenance services	19,445	21,195
Technology rentals	6,823	6,272
	33,491	32,234
Gross margin	53,176	46,889
Selling, general and administrative expenses	33,462	31,257
Research and development	1,318	2,187
Amortization of intangible assets	1,731	1,343
Credit loss (reversal) expense, net	(126)	35
Restructuring and other charges	57	—
Income from operations	16,734	12,067
Realized and unrealized investment gains	32	30
Retirement benefits non-service expense	(70)	(107)
Interest income	540	534
Interest expense	(1,801)	(1,945)
Income before taxes	15,435	10,579
Income tax expense	(7,285)	(5,159)
Net income	8,150	5,420
Net income attributable to non-controlling interests	(5,823)	(2,146)
Net income attributable to common shareholders	$2,327	$3,274

Net income per share attributable to common shareholders:
Basic and diluted	$0.04	$0.06

Weighted average shares outstanding (in thousands):
Basic	53,145	52,501
Diluted	54,969	53,406

Additional Disclosure:
Depreciation and amortization	$14,913	$15,164
Amortization of deferred financing costs	$492	$492

IMAX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share amounts)

	March 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$97,069	$100,592
Accounts receivable, net of allowance for credit losses	122,342	107,669
Financing receivables, net of allowance for credit losses	120,015	119,885
Variable consideration receivables, net of allowance for credit losses	83,015	82,593
Inventories	31,725	32,840
Prepaid expenses	14,040	13,121
Film assets, net of accumulated amortization	10,699	8,686
Property, plant and equipment, net of accumulated depreciation	245,073	240,133
Other assets	22,107	22,441
Deferred income tax assets, net of valuation allowance	14,394	14,499
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	35,010	35,124
Total assets	$848,304	$830,398
Liabilities
Accounts payable	$25,063	$19,803
Accrued and other liabilities	92,716	100,916
Deferred revenue	54,117	52,686
Revolving credit facility borrowings, net of unamortized debt issuance costs	49,472	36,356
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	230,126	229,901
Deferred income tax liabilities	12,521	12,521
Total liabilities	464,015	452,183
Commitments, contingencies and guarantees
Non-controlling interests	676	680
Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. 53,742,048 issued and outstanding (December 31, 2024 — 52,946,200 issued and outstanding)	414,041	401,420
Other equity	169,751	185,268
Statutory surplus reserve	4,106	4,051
Accumulated deficit	(272,403)	(274,675)
Accumulated other comprehensive loss	(15,992)	(16,598)
Total shareholders’ equity attributable to common shareholders	299,503	299,466
Non-controlling interests	84,110	78,069
Total shareholders’ equity	383,613	377,535
Total liabilities and shareholders’ equity	$848,304	$830,398

IMAX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	(unaudited)
	2025	2024
Operating Activities
Net income	$8,150	$5,420
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	14,913	15,164
Amortization of deferred financing costs	492	492
Credit loss (reversal) expense, net	(126)	35
Write-downs, including asset impairments	193	109
Deferred income tax expense	—	571
Share-based and other non-cash compensation	5,275	4,783
Unrealized foreign currency exchange loss	289	33
Realized and unrealized investment gain	(32)	(30)
Changes in assets and liabilities:
Accounts receivable	(15,014)	(4,502)
Inventories	1,032	(4,672)
Film assets	(7,396)	(4,912)
Deferred revenue	1,390	(6,075)
Changes in other operating assets and liabilities	(2,215)	(17,384)
Net cash provided by (used in) operating activities	6,951	(10,968)
Investing Activities
Purchase of property, plant and equipment	(1,645)	(1,104)
Investment in equipment for joint revenue sharing arrangements	(11,746)	(4,442)
Acquisition of other intangible assets	(1,233)	(1,594)
Net cash used in investing activities	(14,624)	(7,140)
Financing Activities
Proceeds from revolving credit facility borrowings	23,000	45,000
Repayments of revolving credit facility borrowings	(10,000)	(156)
Repayments of other borrowings	(209)	—
Repurchase of common shares, IMAX Corporation	—	(17,856)
Taxes withheld and paid on employee stock awards vested	(9,505)	(4,194)
Common shares issued - stock options exercised	948	—
Net cash provided by financing activities	4,234	22,794
Effects of exchange rate changes on cash	(84)	131
(Decrease) increase in cash and cash equivalents during period	(3,523)	4,817
Cash and cash equivalents, beginning of period	100,592	76,200
Cash and cash equivalents, end of period	$97,069	$81,017

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its CODM, as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

The Company has two reportable segments:

(i)Content Solutions, consists of services provided to studios and other content creators, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems to exhibition customers. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Segment Revenue and Gross Margin

	Three Months Ended March 31,
	(Unaudited)
(In thousands of U.S. dollars)	2025	2024
Revenue
Content Solutions	$34,249	$34,013
Technology Products and Services	50,593	43,150
Sub-total for reportable segments	84,842	77,163
All Other(1)	1,825	1,960
Total	$86,667	$79,123

Gross Margin
Content Solutions	$23,554	$22,099
Technology Products and Services	29,086	23,584
Sub-total for reportable segments	52,640	45,683
All Other(1)	536	1,206
Total	$53,176	$46,889
(1)All Other includes the results from the Company’s streaming and consumer technology business, as well as other ancillary activities.

IMAX CORPORATION
NON-GAAP FINANCIAL MEASURES

In this release, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, and Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP.

Adjusted net income or loss attributable to common shareholders and adjusted net income or loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) realized and unrealized investment gains or losses; and (iii) restructuring and other charges, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable U.S. GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As defined in the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance with its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding: (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) restructuring and other charges; and (iv) write-downs, net of recoveries, including asset impairments and credit loss expense or reversal.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable U.S. GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company definition of free cash flow deducts only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	Three Months Ended (Unaudited)
(In thousands of U.S. Dollars)	March 31, 2025	March 31, 2024
Revenues	$86,667	$79,123
Reported net income	$8,150	$5,420
Add (subtract):
Income tax expense	7,285	5,159
Interest expense, net of interest income	769	919
Depreciation and amortization, including film asset amortization	14,913	15,164
Amortization of deferred financing costs(1)	492	492
EBITDA	$31,609	$27,154
Share-based and other non-cash compensation	5,275	4,783
Unrealized investment gains	(32)	(30)
Restructuring and other charges	57	—
Write-downs, including asset impairments and credit loss reversal	66	144
Total Adjusted EBITDA	$36,975	$32,051
Total Adjusted EBITDA margin	42.7%	40.5%
Less: Non-controlling interest	(8,926)	(3,934)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$28,049	$28,117
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

	Twelve Months Ended
(In thousands of U.S. Dollars)	March 31, 2025(1)	March 31, 2024(1)
Revenues	$359,752	$319,892
Reported net income	$35,432	$33,363
Add (subtract):
Income tax expense	7,122	13,325
Interest expense, net of interest income	3,787	2,285
Depreciation and amortization, including film asset amortization	65,252	61,866
Amortization of deferred financing costs(2)	1,969	2,102
EBITDA	$113,562	$112,941
Share-based and other non-cash compensation	23,700	23,380
Unrealized investment gains	(129)	(451)
Transaction-related expenses	—	3,413
Restructuring and other charges	3,806	1,593
Write-downs, including asset impairments and credit loss reversal	2,921	2,893
Total Adjusted EBITDA	$143,860	$143,769
Total Adjusted EBITDA margin	40.0%	44.9%
Less: Non-controlling interest	$(19,183)	$(14,775)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$124,677	$128,994
(1)The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Three Months Ended March 31, 2025 (Unaudited)		Three Months Ended March 31, 2024 (Unaudited)
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders	$2,327	$0.04	$3,274	$0.06
Adjustments(1):
Share-based compensation	5,212	0.10	4,707	0.09
Unrealized investment gains	(32)	—	(30)	—
Restructuring and other charges	57	—	—	—
Tax impact on items listed above	(386)	(0.01)	(10)	—
Adjusted net income(1)	$7,178	$0.13	$7,941	$0.15

Weighted average shares outstanding (in thousands):
Basic		53,145		52,501
Diluted		54,969		53,406
(1)Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended
	March 31,
(In thousands of U.S. Dollars)	2025	2024
Net cash provided by (used in) operating activities	$6,951	$(10,968)
Purchase of property, plant and equipment	(1,645)	(1,104)
Acquisition of other intangible assets	(1,233)	(1,594)
Free cash flow before growth CAPEX(1)	4,073	(13,666)
Investment in equipment for joint revenue sharing arrangements	(11,746)	(4,442)
Free cash flow	$(7,673)	$(18,108)
(1)Growth CAPEX is defined as capital expenditures associated with investments in equipment for joint revenue sharing arrangements.